UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 29, 2024

Apollo Realty Income Solutions, Inc

(Exact name of Registrant as Specified in Its Charter)

Maryland	000-56656	87-2557571
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Apollo Global Management, Inc. 9 West 57th Street, 42nd Floor New York, New York		10019
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (212) 515-3200

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 7.01. Regulation FD Disclosure.

November 2024 Distributions

On November 29, 2024, Apollo Realty Income Solutions, Inc. (the "Company") declared distributions for each class of its common stock outstanding in the amount per share set forth below:

	Gross Distribution	Management Fee	Stockholder Servicing Fee	Net Distribution
Class S Common Stock	$0.1120	$0.0220	$0.0147	$0.0753
Class D Common Stock	$0.1120	$0.0220	$0.0044	$0.0856
Class I Common Stock	$0.1120	$0.0220	$0.0000	$0.0900
Class F-I Common Stock	$0.1120	$0.0176	$0.0000	$0.0944
Class A-I Common Stock	$0.1120	$0.0177	$0.0000	$0.0943
Class A-III Common Stock	$0.1120	$0.0152	$0.0000	$0.0968
Class E Common Stock	$0.1120	$0.0000	$0.0000	$0.1120

The net distributions for each class of common stock (which represents the gross distributions less management fees and stockholder servicing fees for the applicable class of common stock) are payable to stockholders of record immediately following the close of business on November 30, 2024 and will be paid on or about December 20, 2024. These distributions will be paid in cash or reinvested in shares of the Company's common stock for stockholders participating in the Company's distribution reinvestment plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Apollo Realty Income Solutions, Inc.

Date: November 29, 2024	By:	/s/ Anastasia Mironova
Name: Anastasia Mironova
Title: Interim Chief Financial Officer, Treasurer and Secretary